UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

FG FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 Lake Carillon Drive, Suite 318, St. Petersburg, FL 33716

(Address of principal executive offices, including Zip Code)

(727) 304-5666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGF	The Nasdaq Stock Market LLC
8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGFPP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2021, FG Financial Group, Inc. (the “Company”) filed a Certificate of Amendment to its Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware for the purpose of designating an additional 264,000 shares of 8.00% Cumulative Preferred Stock, Series A, par value $25.00 per share (“Series A Preferred Stock”). Upon the effectiveness of the Certificate of Amendment, the number of authorized shares of Series A Preferred Stock increased from 736,000 to 1,000,000 shares.

A complete copy of the Company’s Fourth Amended and Restated Certificate of Incorporation, as corrected and amended, is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Information.

On May 21, 2021, the Company issued a press release announcing the closing of its previously announced underwritten public offering (the “Offering”) of 194,580 shares of Series A Preferred Stock at a public offering price of $25.00 per share, less certain underwriting commissions. This includes 25,380 shares of Series A Preferred Stock upon the exercise in full by the underwriters of their over-allotment option. The net proceeds to the Company from the Offering were approximately $4.24 million, including the exercise of the underwriter’s over-allotment option and after deducting underwriting commissions and other estimated offering expenses. The Company intends to use the net proceeds from this offering for working capital and other general corporate purposes.

A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

3.1	Fourth Amended and Restated Certificate of Incorporation, as corrected and amended
99.1	Press Release issued by the Company on May 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG FINANCIAL GROUP, INC.

Date: May 21, 2021	By:	/s/ John S. Hill
	Name:	John S. Hill
	Title:	Executive Vice President, Secretary and Chief Financial Officer